POWER OF ATTORNEY

Know all by these presents,that the undersigned hereby constitutes and appoints Gary S. Joiner. Esq., the undersigned's to:

trueand lawful attorney-in-fact

(l) prepare,execute name and on the undersigned's

in the undersigned's behall.and submit to the U.S. Commission amendments

SecuritiesandExchange (the "SEC") a Form ID, including thereto.and any otherdocumentsnecessaryor appropriate to obtain codes and passlvordsenabling the undersigned to make electronic filingswiththe SEC of reports required by Section l6(a)of the Securities Act

E,xchange of 1934or any rule or regulationof the SEC;

(2) executefor and on behalf of the undersigned, capacityas an officer. director or in the undersigned's affiliateof Studio ll Productions. Inc.(the "Company"). Forms 3. 4. and 5 in accordancewith Section l6(a) of the Securities ExchangeAct of 1934 and the rulesthereunder,and any other fbrms or reports the undersignedmay be required to file in connection ownership. acquisition with the undersigned's or dispositionof securities of the Cornpany; and

(3) do andpertbrmanyand all acts fbr and on behalf of the undersigned which may be necessaryor desirableto complete and execute any such Form 3. 4. or 5. or other fbrm or repofts including an1' amendmentor amendments thereto, and timely file suchform or report r,vith the SEC and any stock exchangeor similar authority:and

(4)takeany other action of any type whatsoever in connection with the fbregoingwhich. in the opinion of suchattorney-in-f-act, o1. or legally required by. the undersigned.

may be of benefit to. in the best interest it beingunderstoodthat the documents executedby such attorney-in-fact on behalf of the undersigned pursuantto the Power of Attorney shall be in.such form and shall contain such tenns and conditions as such attorney-in-fact discretion.

mayapprovein such attorney-in-fact's

The undersigned herebygrantsto such attorney-in-fact full powerand authority to do and perfbrrnany and every act and thing whatsoeverrequisite.necessary, of any of the or properto be done in the exercise rights and powershereingranted.as fully to all intents and purposesas the undersigned mightor could do if personally present, with full powerof substitution or revocation.hereby ratifying and confirming all that such attorney-in-fact. or such attorney-in-t-act's substituteor substitutes. 1o shalllawfullydo or cause be done by virtue of thispowerof attomey and the rights and powershereingranted.The undersigned acknowledgesthat the foregoing attorney-in-f'act.

in servingin such capacity at the requestof the undersigned,is not assuming. any of the undersigned's to nor is theCompany assuming. responsibilities complywith Section l6 of the Securities E,xchange

Act of 1934.

ThisPower of Attorney shall remain in full force and effectuntil the undersigned is no longer required to file Forms 3,4, and 5 with respectto the undersigned's of and transactions issuedby holdings in securities the Company, unless earlier revokedby the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF. the undersiened hascausedthis Power of Attornev to be executed as of this l2'h day of Mav 2008.

l/LK

Cheung Sing